FORM 8-A/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Redback Networks Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	77-0438443
(State of Incorporation or Organization)	(IRS Employer Identification No.)

300 Holger Way, San Jose, CA	95134
(Address of principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of Each Class to be so Registered	Name and Exchange on which Each Class is to be registered
NONE	NONE

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction Act A.(c), please check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction Act A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:                                               (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
(Title of Class)

AMENDMENT NO. 5 TO FORM 8-A

Redback Networks Inc. hereby amends the following items, exhibits or other portions of our Form 8-A filed on June 15, 2001, as amended on May 31, 2002, October 2, 2003, January 12, 2006 and May 9, 2006 related to our Rights Agreement, as set forth below.

ITEM 1. DESCRIPTION OF COMPANY’S SECURITIES TO BE REGISTERED

Item 1 of the Form 8-A filed by Redback Networks Inc. (the “Company”) on June 15, 2001, as amended on May 31, 2002, October 2, 2003, January 12, 2006 and May 9, 2006 is hereby amended by adding the following:

“On December 19, 2006, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Telefonaktiebolaget LM Ericsson (publ), a limited liability company under the Swedish Companies Act (“Parent”) and Maxwell Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Purchaser”), pursuant to which Purchaser will commence an offer to purchase any and all of the outstanding shares of common stock of the Company, including the Rights issued pursuant to the Rights Agreement (the “Offer”) and following such acquisition, Purchaser will be merged with and into the Company (the “Merger”). In connection with the Merger Agreement, the Company and the Rights Agent executed the Fifth Amendment to the Rights Agreement (the “Fifth Amendment”). The effect of the Fifth Amendment is to permit the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, without triggering the separation or exercise of the Rights or any adverse event under the Rights Agreement.

The Fifth Amendment generally provides that Parent and its affiliates or associates shall not be an Acquiring Person under the Rights Agreement and the Rights will not separate from the common stock of the Company by reason of execution, delivery, adoption, performance or consummation of the transactions contemplated pursuant to (i) the Merger Agreement and (ii) the Support Agreement (as defined in the Merger Agreement).

The Fifth Amendment, which is an exhibit hereto, is incorporated herein by reference. The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.”

ITEM 2. EXHIBITS

4.1	Rights Agreement dated June 12, 2001, by and between Redback Networks Inc. and U.S. Stock Transfer Corporation, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached as Exhibits A, B and C, respectively thereto. (1)

4.2	Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated May 21, 2002. (2)

4.3	Second Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated October 2, 2003. (3)

4.4	Third Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated January 5, 2004. (4)

4.5	Fourth Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated May 9, 2006. (5)

4.6	Fifth Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated December 19, 2006.

(1)	Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2001 (filed as Exhibit 4.1).

(2)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on May 31, 2002 (filed as Exhibit 4.2).

(3)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on October 3, 2003 (filed as Exhibit 4.3).

(4)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on January 12, 2006 (filed as Exhibit 4.4).

(5)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on May 9, 2006 (filed as Exhibit 4.5).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on the Registrant’s behalf by the undersigned thereunto duly authorized.

REDBACK NETWORKS INC.

Dated: December 20, 2006	By:	/s/ Thomas L. Cronan III
Thomas L. Cronan III Senior Vice President of Finance and Administration and Chief Financial Officer

4

Exhibit Index

ITEM 2. EXHIBITS

4.1	Rights Agreement dated June 12, 2001, by and between Redback Networks Inc. and US Stock Transfer Corporation, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached as Exhibits A, B and C, respectively thereto. (1)

4.2	Amendment to the Rights Agreement between Redback Networks Inc. and US Stock Transfer Corporation dated May 21, 2002. (2)

4.3	Second Amendment to the Rights Agreement between Redback Networks Inc. and US Stock Transfer Corporation dated October 2, 2003. (3)

4.4	Third Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated January 5, 2004. (4)

4.5	Fourth Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated May 9, 2006. (5)

4.6	Fifth Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated December 19, 2006.

(1)	Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2001 (filed as Exhibit 4.1).

(2)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on May 31, 2002 (filed as Exhibit 4.2).

(3)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on October 3, 2003 (filed as Exhibit 4.3).

(4)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on January 12, 2006 (filed as Exhibit 4.4).

(5)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on May 9, 2006 (filed as Exhibit 4.5).